CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 66 to Registration Statement No. 333-89389 on Form N-1A of our reports dated November 26, 2018, relating to the financial statements and financial highlights of BlackRock Advantage Large Cap Core Fund and BlackRock Advantage Large Cap Value Fund of BlackRock Large Cap Series Funds, Inc. (the “Funds”), and Master Advantage Large Cap Core Portfolio and Master Advantage Large Cap Value Portfolio of Master Large Cap Series LLC, appearing in the Annual Report on Form N-CSR of the Funds for the year ended September 30, 2018, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 28, 2019